Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-24605, 333-81963, 333-85841, 333-94349, 333-83116, 333-91198, 333-123186, 333-123187, 333-136237, 333-150728, 333-158535, 333-158536, 333-173552, and 333-173553 on the respective Forms S-8 and in Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement No. 333-67928 of International Game Technology of our report dated June 26, 2013, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of the IGT Profit Sharing Plan for the year ended December 31, 2012.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

June 26, 2013